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                                                                  Exhibit 10.18




                       DEALER SALES AND SERVICE AGREEMENT

                                     BETWEEN

                            PETERBILT MOTORS COMPANY

                                       AND

                           ---------------------------
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                                TABLE OF CONTENTS

                                                                                                      Page
I.       INTRODUCTION    ...........................................................................     1

         A.     PURPOSE AND GENERAL OBLIGATIONS......................................................    1

         B.     APPOINTMENT OF DEALER................................................................    1

         C.     LOCATION OF DEALER FACILITY..........................................................    1

         D.     TERM OF THE AGREEMENT................................................................    1


II.      SALE OF PRODUCTS............................................................................    1

         A.     DEALER RESPONSIBILITIES..............................................................    1

                 1.      PRODUCT SALES...............................................................    1

                 2.      DEALER PERFORMANCE EVALUATION...............................................    1

                 3.      SALES OPERATIONS AND PRODUCT PROMOTION......................................    2

                 4.      SALES REPORTING.............................................................    3

                 5.      PURCHASE ORDERS.............................................................    3

                 6.      PRICES AND PAYMENTS.........................................................    3

                 7.      PAYMENT DEFAULT.............................................................    3

                 8.      DELIVERY....................................................................    3

                 9.      WARRANTY....................................................................    4

                10.      PRODUCT ALTERATIONS.........................................................    4

         B.     ADVERTISING..........................................................................    4


III.     SERVICE AND PARTS...........................................................................    4

         A.     DEALER RESPONSIBILITIES..............................................................    4

                 1.      PREDELIVERY SERVICE, WARRANTY SERVICE,
                         CAMPAIGN INSPECTIONS........................................................    4

                 2.      REIMBURSEMENT RATES.........................................................    4

                 3.      NONGENUINE PARTS OR ACCESSORIES.............................................    4

         B.     ASSISTANCE PROVIDED BY PETERBILT.....................................................    5

                 1.      CUSTOMER LISTS..............................................................    5


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
                 2.      SALES AND SERVICE TRAINING ASSISTANCE.......................................    5

                 3.      SERVICE MANUALS AND MATERIALS...............................................    5

                 4.      FIELD SALES AND SERVICE PERSONNEL
                         ASSISTANCE..................................................................    5

IV.      CAPITAL STANDARDS...........................................................................    5

         A.     NET WORKING CAPITAL..................................................................    5

         B.     OWNERSHIP...........................................................................     5

 V.      ACCOUNTS, RECORDS AND REPORTS...............................................................    5

         A.     UNIFORM ACCOUNTING SYSTEM............................................................    5

         B.     AUDIT OF DEALER RECORDS..............................................................    6

         C.     CONFIDENTIALITY......................................................................    6

VI.      TRADEMARKS, SERVICE MARKS AND TRADE NAMES...................................................    6

         A.     USE BY DEALER........................................................................    6

         B.     DISCONTINUANCE OF USE................................................................    6

VII.     DEALER'S REPRESENTATION OF COMPETING LINES..................................................    7

VIII.    TERMINATION OF AGREEMENT....................................................................    7

         A.     TERMINATION BY DEALER................................................................    7

         B.     TERMINATION FOR CAUSE................................................................    7

                 1.      IMMEDIATE TERMINATION.......................................................    7

                 2.      TERMINATION UPON 60 DAYS NOTICE ............................................    8

                 3.      TERMINATION FOR FAILURE OF PERFORMANCE
                         ON 100 DAYS NOTICE..........................................................    9

                 4.      TERMINATION BASED ON MARKET WITHDRAWAL......................................    9

                 5.      TERMINATION UPON DEATH OR INCAPACITY........................................    9

         C.     EFFECTIVE DATE OF TERMINATION........................................................    9

         D.     EFFECT OF TERMINATION................................................................    9

                 1.      THE RIGHT TO PURCHASE PRODUCTS .............................................    9

                 2.      REPURCHASE OF PRODUCTS......................................................    10


                                  Page 2 of 4
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
IX.      VOLUNTARY ARBITRATION OF DISPUTES...........................................................    11

         A.     FILING CLAIM.........................................................................    11

         B.     EXCLUSIVE REMEDY.....................................................................    11

         C.     PROCEDURES...........................................................................    11

         D.     CHOICE OF ARBITRATOR.................................................................    11

         E.     ARBITRATOR'S AWARD...................................................................    11

         F.     PAYMENT OF FEES......................................................................    12

         G.     TIME PERIOD..........................................................................    12

X.       DEFENSE AND INDEMNIFICATION BY PETERBILT....................................................    12

XI.      MISCELLANEOUS PROVISIONS....................................................................    12

         A.     ENTIRE AGREEMENT.....................................................................    12

         B.     AMENDMENT..........................................................................      12

         C.     COLLATERAL ASSIGNMENT................................................................    12

         D.     SEVERABILITY.........................................................................    12

         E.     GOVERNING LAW........................................................................    12

         F.     WAIVERS  ..........................................................................      12

         G.     NOTICES  ..........................................................................      12

         H.     NEW AND SUPERSEDING DEALER AGREEMENTS................................................    13

         I.     INDEPENDENT ENTITY...................................................................    13


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                                     ADDENDA


A.     PRODUCTS

B.     DEALERSHIP LOCATION AND FACILITY STANDARDS

C.     OPERATING REQUIREMENTS, PERFORMANCE GOALS AND SALES/SERVICE EVALUATION

D.     STATEMENT OF OWNERSHIP AND FINANCIAL AND MANAGEMENT STANDARDS

E.     RIGHT OF FIRST REFUSAL


                                  Page 4 of 4
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                                                                   EXHIBIT 10.18


                       DEALER SALES AND SERVICE AGREEMENT

This is an AGREEMENT between Peterbilt Motors Company ("PETERBILT"), a division of PACCAR Inc, a Delaware corporation, and the principal owners identified in Addendum D and _____________. a corporation (collectively referred to as "DEALER" throughout this AGREEMENT), duly incorporated in the State of Delaware and doing business as ___________________.

I.   INTRODUCTION

     A. PURPOSE AND GENERAL OBLIGATIONS. This AGREEMENT provides for the sale and servicing of PETERBILT trucks and tractors ("Vehicles"), and parts and accessories manufactured by or for PETERBILT and/or PACCAR Parts, a division of PACCAR Inc, ("Genuine Parts and Accessories") in a manner that will best serve the interests of PETERBILT, DEALER, other authorized PETERBILT dealers, and owners of Vehicles and Genuine Parts and Accessories (collectively called "PRODUCTS"). PETERBILT has selected its dealers based on their experience and commitment to provide adequate capital, equipment, personnel and facilities to sell and service PRODUCTS in a manner which promotes and maintains customer confidence and satisfaction and protects the reputation of PRODUCTS. Both PETERBILT and DEALER agree to use the highest ethical business standards in dealings with each other and with customers.

     B. APPOINTMENT OF DEALER. Subject to the terms of this AGREEMENT, PETERBILT hereby grants DEALER a nonexclusive right to buy PRODUCTS identified in the attached Addendum A, to identify itself as an authorized PETERBILT dealer and to use Trademarks in the promotion, sale and servicing of PRODUCTS. PETERBILT reserves the right to revise Addendum A from time to time. DEALER has paid no fee for this AGREEMENT and no right granted by this AGREEMENT is a property right.

     C. LOCATION OF DEALER FACILITY. DEALER will maintain a facility for the sale and servicing of PRODUCTS at Dealer Location(s) identified in Addendum B and in full compliance with all the requirements of Addendum B including identifying the facility with a sign.

     D. TERM OF THE AGREEMENT. This AGREEMENT will become effective on ___________ and will continue in effect for a period of Three (3) year(s) to expire on _______________ unless terminated as provided in
          Article VIII. This AGREEMENT may not be extended or renewed except in writing signed by the General Manager or other authorized employee of PETERBILT.

II.  SALE OF PRODUCTS

     A.   DEALER RESPONSIBILITIES.

          1. PRODUCT Sales. DEALER's fundamental obligation under this AGREEMENT is to stock, sell at retail and service the PRODUCTS in the area defined in Addendum C. DEALER agrees that PETERBILT may add new dealers to, relocate dealers in, or make changes to the area defined in Addendum C from time to time. DEALER expressly agrees to develop the sales volume necessary to meet DEALER's PERFORMANCE GOALS identified in Addendum C.

          2. DEALER Performance Evaluation. PETERBILT and DEALER will meet periodically, but not less than annually, to evaluate DEALER's sales and service performance in the local market in accordance with the criteria of Addendum C and this AGREEMENT. These criteria include but are not limited to:

               a. The achievement of reasonable sales objectives as PETERBILT may establish, and as are set forth in Addendum C;


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               b.   Customer satisfaction with DEALER'S conduct, participation or assistance in sales transactions, as may be determined by PETERBILT through customer opinion polls, personal interviews, letters from customers or otherwise;

               c. The relationship of the registrations in the area defined in Addendum C of new PETERBILT Vehicles sold by DEALER to the total registrations in this same period of all new trucks of the same class (for this purpose, trucks of the same class will be those selected by PETERBILT for comparison which shall be generally competitive with PETERBILT Vehicles);

               d. DEALER'S performance under subparagraph c above, as compared with the performance of dealers similarly situated and with the national average for all PETERBILT dealers, and with the regional and district averages for all PETERBILT dealers in the region and district to which DEALER is assigned.

               e. The trend of DEALER'S sales performance over a period of time;

               f.   Conditions affecting the market for trucks;

               g. DEALER'S participation in sales and promotional programs offered by PETERBILT;

               h. DEALER'S inventory and sale of Genuine Parts and Accessories in relation to the population of PETERBILT Vehicles and similar vehicles of the same class in the area defined in Addendum C; and

               i. DEALER's participation in, and use of, other programs, products and services offered by PETERBILT or PETERBILT affiliates.

          3. Sales Operations and Product Promotion. DEALER agrees to establish and maintain a sales organization in accordance with the requirements for a minimum number of personnel and training certification defined in Addendum C. DEALER agrees to conduct all sales activities in full compliance with PETERBILT's sales directives and to maintain a high standard of ethical sales activity and advertising. Under no circumstances will DEALER solicit or make sales through sub-dealers, agents, or representatives without the prior written consent of PETERBILT. DEALER acknowledges that PETERBILT may sell direct to major customers from time to time. If such sales occur, PETERBILT may compensate DEALER in a manner and an amount to be determined by PETERBILT for the contribution of the DEALER to the sale. DEALER further agrees to the following:

               a. In order to maintain the confidence of the public in DEALER and PRODUCTS, DEALER shall use its best efforts to sell each customer PRODUCTS with specifications most appropriate to the customer's application and will not mislead or deceive its customers with respect to the specifications or performance of PRODUCTS.

               b. DEALER shall use its best efforts to promote the sale of PRODUCTS in the area defined in Addendum C through systematic contacts with owners and users and prospective owners and users of PRODUCTS, and through such other means as may be specified from time to time by PETERBILT in its directives and suggestions.


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               c.   DEALER shall at all times carry in stock an adequate
                    inventory of unsold new PETERBILT Vehicles not ordered or held for specific customers as may be sufficient to meet the sales potential for PETERBILT Vehicles in the area defined in Addendum C. DEALER shall also at all times carry in stock an adequate inventory of Genuine Parts and Accessories as may be required to meet the sales potential for Genuine Parts and Accessories and the service needs of owners and users of PETERBILT Vehicles in the area defined in Addendum C.

               d. In order to further sales of new PETERBILT Vehicles, DEALER will engage in the purchase and sale of customer trade-ins of used heavy-duty vehicles as may be required to effectively compete in the area defined in Addendum C. PETERBILT may from time to time provide DEALER with lists of used heavy-duty vehicles available for sale. DEALER will use its best efforts to market such used heavy-duty vehicles.

          4. Sales Reporting. To assist PETERBILT in the evaluation of current market trends, DEALER upon request will deliver a report in a form prescribed by PETERBILT promptly upon delivery of new vehicles to a customer. DEALER will also furnish other market information reasonably requested by PETERBILT from time to time.

          5. Purchase Orders. When placing orders for PRODUCTS, DEALER will only use purchase order forms provided by PETERBILT. All orders are subject to acceptance by PETERBILT. No order may be cancelled, except in accordance with PETERBILT's standard policy on order cancellation then in effect. PETERBILT will use its best efforts to fill any orders it has accepted, but will not be obligated to deliver to DEALER any particular number of PRODUCTS over a specific period of time.

          6. Prices and Payments. PETERBILT may change prices and terms of sale from time to time. Unless otherwise agreed in writing, payments for Vehicles purchased shall be by medium of payment acceptable to PETERBILT against a wholesale line of credit established by DEALER and expressly approved by PETERBILT as provided for in Addendum D. PETERBILT will invoice DEALER for all PRODUCT purchases in accordance with PETERBILT's standard policy. In accordance with PETERBILT'S credit policy, PETERBILT may place sales of Genuine Parts and Accessories on a payment in advance basis. DEALER's right to return Genuine Parts and Accessories shall be governed by the terms of PETERBILT's parts return policy then in effect.

          7. Payment Default. Should DEALER fail to pay for, or should any applicable financing arrangement fail to provide credit for the payment of, any PRODUCTS ordered by DEALER when payment is due, PETERBILT may take any of the actions set forth in Addendum D.

          8. Delivery. PETERBILT will select the distribution points, carriers and modes of transportation for delivery of PRODUCTS to DEALER. DEALER will reimburse PETERBILT for delivery, freight, and related costs as set out on PETERBILT's invoice to DEALER. Unless otherwise provided under PETERBILT's warranty procedures, DEALER will file and pursue any claims against any carrier for loss or damage during shipment. PETERBILT will not be liable for delay or failure to fill orders that have been accepted where the failure or delay is the result of any cause beyond PETERBILT's reasonable control, including domestic or foreign laws, governmental actions, war or civil disturbance, acts of God, interruptions of navigation, shipwreck, strikes or other labor troubles, delays of suppliers or carriers.


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          9.   Warranty. DEALER agrees that the only warranties that will be applicable to each new PRODUCT will be the written limited warranty furnished by PETERBILT to the first retail purchaser of the PRODUCTS as it may be revised from time to time. DEALER is not authorized to provide any additional warranties or assume any additional obligations or liabilities on behalf of PETERBILT. DEALER agrees that at the time the customer signs an order, DEALER will explain the warranty to the customer and obtain the customer's signature acknowledging receipt thereof.

          10. PRODUCT Alterations. DEALER will not alter any PRODUCT, or change or substitute any of its components as sold by PETERBILT, if it might affect the safe mechanical operation, safety or structural integrity of any PRODUCT.

     B.   ADVERTISING.

          PETERBILT agrees to establish and maintain general advertising and promotion programs for the PRODUCTS. DEALER agrees to actively participate in cooperative advertising programs developed by PETERBILT from time to time for all DEALERS and to follow PETERBILT advertising guidelines in local advertising. DEALER also agrees to promote the purchase of PRODUCTS through DEALER's own advertising and sales promotion activities.

          Neither PETERBILT nor DEALER will publish any advertising likely to mislead or deceive the public or impair the good will of PETERBILT or DEALER or the reputation of the PRODUCTS.

III. SERVICE AND PARTS

     A. DEALER RESPONSIBILITIES. DEALER agrees to establish and maintain a service and parts organization in accordance with the requirements for a minimum number of personnel with training certification defined in Addendum C. DEALER agrees to take all reasonable steps to provide service and parts for all PRODUCTS, regardless of where purchased, and whether or not under warranty, and to ensure that necessary repairs on PRODUCTS are performed in accordance with the highest professional standards and with the customer's consent.

          1. Predelivery Service, Warranty Service, Campaign Inspections. DEALER will perform predelivery service on each new Vehicle, warranty service and recall campaign inspections and service in accordance with PETERBILT procedures then in effect. DEALER will procure special tools and service equipment as may be necessary to meet DEALER's obligations under this paragraph.

          2. Reimbursement Rates. PETERBILT agrees to compensate DEALER for all warranty, and campaign inspection work related to recalls, in accordance with PETERBILT procedures and applicable law. Warranty service is provided for the benefit of customers and customers will not be obligated to pay any charges for warranty work, except as required by law.

          3. Non-Genuine Parts or Accessories. DEALER has the right to sell, install or use parts or accessories which are not Genuine Parts and Accessories manufactured by or for PETERBILT. However, in cases where DEALER does not sell, install or use Genuine Parts and Accessories, DEALER will only use such other parts or accessories as will not adversely affect the mechanical operation or safety of the PRODUCTS being serviced or repaired, or will be equivalent in quality and design to Genuine Parts and Accessories.

               If DEALER uses parts or accessories which are not Genuine Parts and Accessories or are not approved by PETERBILT or the PACCAR Parts division for use in PRODUCTS, DEALER does so at its own risk and PETERBILT will not be responsible to DEALER or to any third party for any products liability, warranty or other claim which may arise as a consequence of the installation and/or use of such parts.


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     B.   ASSISTANCE PROVIDED BY PETERBILT.

          1. Customer Lists. PETERBILT may, from time to time, furnish DEALER with a list of potential customers of PRODUCTS located in the area defined in Addendum C. This will enable DEALER to maintain regular and periodic contact with each such customer and make every reasonable effort to sell PRODUCTS. Also, if available, PETERBILT will furnish DEALER with a list of the owners of Vehicles located in areas where such Vehicles could reasonably be brought to the DEALER for service. This will enable DEALER to maintain regular and periodic contact with each such Vehicle owner and make every reasonable effort to see that every owner is satisfied with their Vehicle(s).

          2. Sales and Service Training Assistance. PETERBILT periodically will offer general and specialized truck and parts sales, and other service and technical training programs and materials. DEALER agrees that its sales, service and/or parts personnel will participate in these programs. Completion of training programs is required to comply with training standards or recommendations set out in Addendum C.

          3. Service Manuals and Materials. PETERBILT agrees to make available to DEALER copies of service manuals and bulletins, publications and technical data as PETERBILT deems necessary for the effective operation of DEALER's service and parts organization. PETERBILT will use its best efforts to make available such data and information before new PRODUCTS are introduced for sale. DEALER agrees to keep these manuals, publications and data current and available for use by its parts and service employees.

          4. Field Sales and Service Personnel Assistance. PETERBILT agrees to make available field personnel who will periodically advise DEALER on sales, parts and service related subjects, including fleet sales, product quality, technical adjustment, repair, replacement and sale of PRODUCTS, customer relations, warranty administration, and service and parts merchandising, training and management.

IV.  CAPITAL STANDARDS

     A. NET WORKING CAPITAL. DEALER agrees to establish and maintain net working capital in accordance with Addendum D. If at anytime DEALER's net working capital falls below the minimum requirements as determined by PETERBILT financial standards for dealership capitalization, DEALER shall take all steps reasonably necessary to meet such minimum capital requirements.

     B. OWNERSHIP. Addendum D also sets forth the identity of all DEALER owners and their respective ownership interests in DEALER (called "DEALER PRINCIPAL(S)") and the principal managers, who may or may not have ownership interests (called "OPERATING MANAGER(S)") of DEALER. DEALER acknowledges that this is a personal service contract. The effectiveness of DEALER is ultimately dependent upon the DEALER PRINCIPAL(S) and OPERATING MANAGER(S) who must assume full managerial authority and responsibility for DEALER business. No change in ownership or change in DEALER PRINCIPAL(S) shall be made without first consulting with and obtaining PETERBILT's prior written consent. DEALER also agrees to notify PETERBILT of any changes in OPERATING MANAGER(S). Any change approved by PETERBILT will be contained in a new Addendum D.

V.   ACCOUNTS, RECORDS AND REPORTS

     A. UNIFORM ACCOUNTING SYSTEM. DEALER agrees to maintain a uniform accounting system designated by PETERBILT, and in accordance with PETERBILT policies, procedures and forms, as amended from time to time. In addition, DEALER will furnish to PETERBILT, by the twentieth of each month, in the manner set forth in the PETERBILT Accounting Manual and in a format and on forms prescribed by PETERBILT, a complete and accurate financial and operating statement covering the preceding month and DEALER's fiscal year-to-date operations. DEALER will also promptly furnish to PETERBILT a copy of any adjusted financial or operating statement prepared by or for DEALER.


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     B.   AUDIT OF DEALER RECORDS. DEALER agrees that PETERBILT will have the right, at all reasonable times and during DEALER's regular business hours, to examine, audit and reproduce all records, accounts and other data relating to the sale and service of PRODUCTS by DEALER. PETERBILT will provide a copy of the report of the examination or audit to DEALER upon request.

     C. CONFIDENTIALITY. PETERBILT agrees that it will not provide any data or documents submitted to PETERBILT pursuant to this Article V to any independent third party, unless authorized by DEALER, required by law, or otherwise pertinent to legal proceedings. DEALER agrees that PETERBILT may provide such data to affiliated entities such as PACCAR Financial Corp., provided that such entities have agreed to comply with the terms of this provision governing confidentiality. DEALER also agrees that PETERBILT may use such data or documents to generate composite data which PETERBILT believes will be useful to share with its dealers to assist them in improving operations. Such composite data will not specifically identify any dealer.

VI.  TRADEMARKS, SERVICE MARKS AND TRADE NAMES

     A. USE BY DEALER. PETERBILT authorizes DEALER to use the trade names, trademarks and logos of PETERBILT (hereinafter "Trademarks"). PETERBILT grants to DEALER the nonexclusive privilege of displaying or otherwise using Trademarks solely in connection with the promotion and sale of PRODUCTS from approved location(s).

          DEALER agrees, however, that it will promptly discontinue the display and use of any Trademarks, and will change the manner in which any Trademarks are displayed and used when requested to do so by PETERBILT. DEALER further agrees that it will do nothing to impair the value of or contest PETERBILT's use or ownership of any trademark, design mark, service mark or trade name at any time acquired, claimed or adopted by PETERBILT. In addition, no company owned by or affiliated with DEALER or any DEALER PRINCIPALS may use any Trademarks or PRODUCT name without the prior written consent of PETERBILT.

     B. DISCONTINUANCE OF USE. Upon termination, non-renewal or expiration of this AGREEMENT, DEALER agrees that it will immediately discontinue all use of the word "Peterbilt" and the Trademarks, or similar words and cease representing itself as an authorized PETERBILT Dealer. Thereafter DEALER will not use, either directly or indirectly, any Trademarks, trademarks of affiliated companies, or any other similar trademarks in a manner likely to cause confusion or mistake or to deceive the public. In addition, DEALER will promptly remove all PRODUCT signs bearing the word "Peterbilt" or the Trademarks from its facilities at DEALER's sole cost and expense. In the event DEALER fails to comply with its obligations herein within thirty (30) days of termination, non-renewal or expiration, PETERBILT will have the right to enter upon DEALER's premises and remove, without liability, all signs bearing the word "Peterbilt" or using any Trademarks. DEALER will reimburse PETERBILT for any costs and expenses incurred in connection with the enforcement of this paragraph, including reasonable attorney's fees.


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VII. DEALER'S REPRESENTATION OF COMPETING LINES

     PETERBILT PRODUCTS have traditionally been sold primarily through independently owned dealerships. Representing multiple lines of competing truck manufacturers may create conflicts of interest resulting in inadequate representation of PETERBILT PRODUCTS. Demands on capital, personnel and other limited resources of a dealership may become increasingly difficult to balance when they must be allocated among several competing product lines. For these reasons, DEALER agrees not to enter into a written agreement to sell and service the competitive vehicles of another truck manufacturer without providing at least sixty (60) days prior written notice to PETERBILT so that PETERBILT may evaluate and discuss with DEALER the likely effect of such an action on DEALER, PETERBILT and other PETERBILT dealers. In conducting its evaluation PETERBILT will consider and discuss with DEALER the following:

     a. Whether and to what degree the competing line competes with PETERBILT's major product lines;

     b. Whether DEALER already represents the competing line with the acceptance or approval of PETERBILT;

     c. Whether DEALER's representation of competing lines in another PETERBILT dealer's marketing area is likely to cause competitive injury to that dealer.

     d. Whether DEALER's capital, personnel and management resources will be adequate to represent more than one line; and

     e. For non-exclusive facilities, whether the facility is adequate to support an additional line.

VIII. TERMINATION OF AGREEMENT

     This section explains the circumstances under which the AGREEMENT may be terminated by either party, the procedure to be followed and the consequences of termination. Identifying specific events which could result in termination is intended to reduce the possibility of misunderstandings between PETERBILT and DEALER.

     A. TERMINATION BY DEALER. DEALER may voluntarily terminate this AGREEMENT at any time by written notice to PETERBILT. Termination will be effective thirty (30) days after PETERBILT receives such notice unless otherwise mutually agreed in writing.

     B.   TERMINATION FOR CAUSE.

          1. Immediate Termination. PETERBILT will have the right to terminate this AGREEMENT immediately in any of the following situations:

               a. Any misrepresentation to PETERBILT by DEALER or any Owner or DEALER PRINCIPAL in applying for this AGREEMENT or for approval as Owner or DEALER PRINCIPAL of DEALER;

               b. If DEALER, or any Owner, officer, or DEALER PRINCIPAL of DEALER, is convicted of any felony or of any violation of law which in PETERBILT's sole opinion tends to adversely affect the business or interests of DEALER or PETERBILT, or to impair good will associated with the Trademarks;

               c. Submission by DEALER to PETERBILT of: (i) false claims for reimbursement, sales incentives, warranty claims, refunds, rebates or credits; (ii) false financial information, sales reports or other data required by PETERBILT; or (iii) false statements relating to predelivery or warranty service, campaign inspections, servicing, repairing, or maintenance required by PETERBILT;

               d. If DEALER is closed for a period of five (5) consecutive days, except when due to an event beyond DEALER's reasonable control such as acts of God, war or civil disturbance, labor strikes or other labor trouble;

               e. Failure of DEALER to obtain or maintain any license, or the suspension or revocation of any license, necessary for the conduct by DEALER of its business pursuant to this AGREEMENT; or

               f. If DEALER becomes insolvent, as defined by the Uniform Commercial Code, or files any voluntary petition under any bankruptcy law, or executes an assignment for the benefit of creditors, or any petition is filed by any third party to have DEALER declared bankrupt or to appoint a receiver or trustee, or another officer having similar power, and such filing or appointment is not vacated within thirty (30) days or there is any levy under attachment or execution or similar process which is not vacated or removed by payment or bonding within ten (10) days.

               g. Any attempted or actual sale, transfer or assignment by DEALER of this AGREEMENT, ownership interests in the DEALER, or any of the rights granted DEALER under this AGREEMENT, or any attempted or actual transfer, assignment or delegation by DEALER of any of the responsibilities assumed by it under the AGREEMENT, including but not limited to removal, withdrawal or change of Owner or DEALER PRINCIPAL, without the prior written consent of PETERBILT;

          2. Termination Upon Sixty (60) Days Notice. If any of the following events has occurred and PETERBILT determines that the matter may require termination of this AGREEMENT, PETERBILT will so advise DEALER in writing. If DEALER does not correct the condition within thirty (30) days after notice is sent, PETERBILT will have the right to terminate this AGREEMENT upon an additional sixty
               (60) days notice, subject to DEALER's right to arbitrate under
               Article IX. Events which may result in such termination include:

               a. he conduct, directly or indirectly, of DEALER's operations from a facility other than a facility and location specifically approved in Addendum B, without the prior written consent of PETERBILT;

               b. Any sale or transfer, by operation of law or otherwise, of any of the location(s) approved in Addendum B or of substantially all of the assets required in the conduct of DEALER's operations, without the prior written consent of PETERBILT;

               c. Any dispute, disagreement or controversy between or among Owners, DEALER PRINCIPALS, officers or managers of DEALER which, in the sole opinion of PETERBILT, adversely affects the operations, management, reputation or business interests of DEALER or PETERBILT or the reputation of PETERBILT's PRODUCTS;

               d. Any refusal to permit PETERBILT to examine or audit DEALER's accounts and records as provided in Article V upon receipt by DEALER of written notice from PETERBILT requesting such permission or information;

               e. Repeated failure of DEALER to furnish timely sales or financial information and related data;

               f. Failure of DEALER to establish or maintain required net working capital or adequate wholesale credit lines;

               g. Failure of DEALER to pay PETERBILT for any PRODUCTS in accordance with the terms and conditions of sale;

               h. Failure of DEALER to accept an amended form of the AGREEMENT or renewal within thirty (30) days after its presentation to DEALER if the AGREEMENT is substantially the same as offered and accepted by a substantial majority of PETERBILT dealers or if any applicable law or regulation, or any new interpretation thereof indicates that a change in any of the provisions of the AGREEMENT is necessary or desirable;

               i. Entry by DEALER into a written agreement to sell and service vehicles for another truck manufacturer at an exclusive facility identified in Addendum B;

               j. Other than performance failures set out below in Article VIII.B.3, any other failure to comply with material provisions of the AGREEMENT and/or minimum standards set forth in Addenda to the AGREEMENT.

          3. Termination For Failure of Performance on Ninety (90) Days Notice. If, upon evaluation of DEALER's performance pursuant to Addenda B and C, PETERBILT determines that DEALER has failed to perform adequately its sales responsibilities or to provide adequate facilities, PETERBILT will review promptly with DEALER the nature and extent of such failure(s). PETERBILT will notify DEALER in writing of DEALER's failure of performance and will grant DEALER one hundred eighty (180) days from the date of such notice to correct such failure(s). If DEALER fails or refuses to correct such failure(s) or has not made substantial progress towards remedying such failure(s) at the expiration of such period, PETERBILT may terminate this AGREEMENT upon ninety (90) days notice.

          4. Termination Based on Market Withdrawal. This AGREEMENT will terminate upon the effective date of PETERBILT's ceasing to manufacture or sell PRODUCTS subject to any notice requirements under applicable federal or state laws.

          5. Termination Upon Death or Incapacity. PETERBILT will have the right to terminate this AGREEMENT in the event of the death or incapacity of any Owner or DEALER PRINCIPAL identified in Addendum D, upon ninety (90) days written notice to DEALER. Notwithstanding its right to terminate under this paragraph 5, PETERBILT agrees to permit succession to majority ownership or DEALER PRINCIPAL by any person provided they are approved as an Owner or DEALER PRINCIPAL by PETERBILT in accordance with the then current policies and procedures of PETERBILT. Provided DEALER is not then in default under any of the provisions of this
               Article VIII, Company also will grant DEALER one hundred eighty
               (180) days from the date of such death or incapacity to submit a succession plan for PETERBILT's approval.

     C. EFFECTIVE DATE OF TERMINATION. If any period of notice of termination required under this Article VIII is less than that required by applicable law, the period of notice required will be deemed to be the minimum period required by such law.

     D.   EFFECT OF TERMINATION.

          1. The Right to Purchase PRODUCTS. Upon sending any notice of termination, expiration or non-renewal, PETERBILT will have no further obligation to sell and DEALER will have no right to purchase any PRODUCTS. Any decision to permit DEALER to purchase PRODUCTS thereafter will be in PETERBILT's sole discretion and will not be construed as a waiver of the termination or a renewal, extension or continuation of this AGREEMENT. Upon the expiration or prior termination of this AGREEMENT, PETERBILT will have the right to cancel any and all pending requests by DEALER to purchase PRODUCTS and any shipments scheduled for delivery to DEALER.

          2.   Repurchase of PRODUCTS.

               a. PETERBILT's Obligations. Upon expiration, non-renewal or termination of this AGREEMENT, PETERBILT will repurchase from DEALER the following PRODUCTS which DEALER initially purchased from PETERBILT or from a source designated by
                    PETERBILT:

                    (i) New, unused, unmodified and undamaged current model PETERBILT Vehicles then in DEALER's inventory. The repurchase price will be the original purchase price paid by DEALER, less all prior refunds or other allowances made by PETERBILT to DEALER with respect to the original purchase (and less standard freight charges).

                    (ii) New, unused and undamaged Genuine Parts and Accessories then in DEALER's inventory which are in good and saleable condition, provided that they are listed in the then current PETERBILT Dealer Parts Price List. The prices for such Genuine Parts and Accessories will be the prices last established by PETERBILT for dealers in the area in which DEALER is located (less standard re-stocking and freight charges).

                    (iii) Tools and equipment required by PETERBILT and then owned by DEALER especially designed for servicing PETERBILT Vehicles. The purchase prices for tools and equipment will be the price paid by DEALER less appropriate depreciation or such other price as the parties may negotiate.

                            PETERBILT shall have no obligation to repurchase PRODUCTS as provided herein in the event DEALER and PETERBILT agree to renew this AGREEMENT.

               b. DEALER's Responsibilities. DEALER's right to reimbursement under Article VIII.D.2.a is contingent upon the following:

                     (i). Within thirty (30) days after the date of expiration or the effective date of termination of this AGREEMENT, DEALER will request PETERBILT in writing to purchase the qualifying inventory and tools and will provide PETERBILT with a detailed and accurate list of such inventory and tools. After receiving the list, PETERBILT may, in its discretion, enter upon DEALER's premises to verify the inventory and tools as qualifying under Article VIII.D.2.a.

                     (ii) DEALER agrees to execute and deliver to PETERBILT instruments satisfactory to PETERBILT conveying good and marketable title to the inventory and tools as PETERBILT may require. If such property is subject to any lien or charge of any kind, DEALER agrees to secure the discharge and satisfaction thereof prior to the repurchase of the inventory and tools.

                     (iii) DEALER agrees to allow PETERBILT to remove, at its own expense, all signage bearing PETERBILT Trademarks before DEALER is eligible for payment hereunder.

               c. Payment by PETERBILT. PETERBILT will make payment for all repurchased items as soon as practicable upon DEALER's compliance with the obligations set forth in Article VIII.D.2.b, above. Any amount due DEALER at termination shall be fully subject to set-off against any amounts owed PETERBILT by DEALER.

IX.  VOLUNTARY ARBITRATION OF DISPUTES

     In order to encourage DEALER and PETERBILT to resolve disputes in an efficient and inexpensive manner, DEALER and PETERBILT may mutually agree that any disputes, protests, controversies or claims, whether for damages, stays of action or otherwise, ("Disputes"), may be resolved by arbitration. If DEALER and PETERBILT agree to arbitrate a Dispute, it shall be subject to arbitration under the following procedures:

     A. FILING CLAIM. Unless otherwise agreed, arbitration may be initiated by DEALER filing a written request therefor no later than sixty (60) days after PETERBILT and DEALER have agreed to resolve the Dispute by arbitration. DEALER's written request to arbitrate, together with the appropriate filing fee, shall be filed by DEALER with the Office of the American Arbitration Association located nearest to the DEALER, which shall then become the site of the arbitration proceedings, unless otherwise agreed between the parties. The arbitration request should state clearly and completely the nature of DEALER's claim and its basis, the amount involved, if any, and the remedies sought.

     B. EXCLUSIVE REMEDY. Unless the parties specifically agree otherwise at the time they elect to arbitrate the Dispute, arbitration shall be the sole and exclusive remedy of DEALER for that Dispute, and the decision and award of the arbitrator shall be final and binding on both parties. At DEALER's request, PETERBILT will agree to mediation of the Dispute prior to binding and final arbitration.

     C. PROCEDURES. The arbitration and/or mediation will be conducted in accordance with the Commercial Rules of the American Arbitration Association then in effect (hereinafter referred to as the "Commercial Rules"), except as modified by mutual agreement of the parties, and in compliance with the United States Arbitration Act (9 U.S.C. Section 1, et. seq.).

     D.   CHOICE OF ARBITRATOR. Unless the DEALER at its option requests three
          (3) arbitrators, the arbitration shall be heard by a single arbitrator mutually agreeable to the parties, who, unless the parties agree otherwise, shall be an attorney at law admitted to practice for at least ten (10) years with substantial commercial experience and selected from a panel of American Arbitration Association arbitrators. If the parties fail to reach agreement within fifteen (15) days of the DEALER's request to arbitrate, an arbitrator (or three arbitrators, if the DEALER so elects) meeting these qualifications shall be named by the American Arbitration Association from such panel in accordance with the Commercial Rules, provided that the arbitrator(s) selected shall not have previously provided legal representation in litigation between motor vehicle manufacturers and motor vehicle dealers.

     E. ARBITRATOR'S AWARD. If the arbitrator finds that PETERBILT has acted in accordance with provisions of this AGREEMENT, the standards set forth in 15 U.S.C. Sections 1221-1225 (the "Dealer's Day in Court Act"), and any applicable federal, state or local law, the arbitrator shall render an award in favor of PETERBILT. If the award in favor of PETERBILT relates to termination or nonrenewal of this AGREEMENT, the termination or nonrenewal shall be expressly recognized by DEALER as having been made without breach by PETERBILT of the AGREEMENT, the Dealer's Day in Court Act, or any applicable federal, state or local law. The termination or nonrenewal shall then become effective on the date of the award. If the arbitrator renders an award in favor of DEALER relating to a Dispute involving termination, PETERBILT's notice of termination shall be void and shall not be deemed to constitute a breach of this AGREEMENT. The arbitrator shall not have the authority to award punitive damages for any Dispute or to impose remedies unavailable in a court of law. The decision and award of the arbitrator shall be conclusive as to all matters within the arbitrator's jurisdiction in all other proceedings between parties, their successors or assigns, and judgment upon the award may be entered in any Court of competent jurisdiction.

     F. PAYMENT OF FEES. The parties agree to compensate the arbitrator commensurate with the professional standing of the arbitrator and in accordance with the Commercial Rules. The compensation of the arbitrator, the administrative fees and charges of the American Arbitration Association, and the other expenses of the arbitration shall be borne equally by the parties and each party shall bear its own legal fees, provided that in all cases in which the DEALER is entitled to recovery of its legal fees under applicable state or federal law, PETERBILT shall pay such fees.

     G. TIME PERIOD. Unless PETERBILT and DEALER specifically agree to the contrary, and subject to the Commercial Rules and the procedures of the American Arbitration Association, the arbitration hearing shall be concluded not more than one hundred and eighty (180) days after the date of DEALER's written request to arbitrate.

X.   DEFENSE AND INDEMNIFICATION BY PETERBILT

     PETERBILT will assume the defense of DEALER and agrees to indemnify and hold DEALER harmless in any legal proceeding naming DEALER as a defendant and involving any PRODUCT when the proceeding involves allegations of: breach of warranty, or a defect in manufacture or design; provided that PETERBILT has available sufficient evidence to support the conclusion that DEALER has not done or failed to do any act which would provide an independent basis for any allegations of liability against DEALER. DEALER agrees to cooperate fully in developing the facts necessary for defense of the lawsuits whether or not DEALER remains a party. The obligations of the parties set forth in this Article X shall survive the termination of this AGREEMENT.

XI.  MISCELLANEOUS PROVISIONS

     A. ENTIRE AGREEMENT. This AGREEMENT and Addenda constitute the entire AGREEMENT made by the parties and cancels and supersedes any and all previous agreements relating to the subject matters covered herein.

     B. AMENDMENT. No amendment of any portion of this AGREEMENT will be valid or binding unless approved in writing by an authorized representative of each of the parties.

     C. COLLATERAL ASSIGNMENT. DEALER may not pledge, assign, hypothecate, or grant a security interest in, this AGREEMENT or DEALER's right, title or interest therein.

     D. SEVERABILITY. If any term or provision of this AGREEMENT is adjudged by any court or government agency to be invalid, void or unenforceable, such term or provision will be deemed deleted from this AGREEMENT and the remaining provisions thereof will continue in full force and effect.

     E. GOVERNING LAW. This AGREEMENT will be governed and construed according to the laws of the state in which DEALER is located. To the extent a valid law of any jurisdiction requires any obligations or rights under this AGREEMENT to be exercised other than in accordance with this AGREEMENT, the rights and obligations shall be exercised in accordance with such law. All provisions of this AGREEMENT shall be construed in light of this paragraph.

     F. WAIVERS. Any failure of either party at any time to require performance by the other party of any provision herein will not be deemed to be a waiver by such party of any subsequent breach or violation of the same or any other provision.

     G. NOTICES. Any notice required to be given by either party to the other under or in connection with this AGREEMENT will be in writing and delivered personally or by certified mail, return receipt requested and will be effective from the date of receipt.

     H. NEW AND SUPERSEDING DEALER AGREEMENTS. In the event any new and superseding form of this AGREEMENT is offered by PETERBILT to all authorized PETERBILT dealers at any time prior to the expiration of the term of this AGREEMENT, and a substantial majority (no fewer than sixty-five percent (65%) of PETERBILT dealers) accept it, PETERBILT may, by written notice to DEALER, terminate this AGREEMENT and replace it with a new AGREEMENT in the new and superseding form for a term not less than the then unexpired term of this AGREEMENT. In that event, such termination shall be effective, without further notice, upon the earlier of: (1) execution of a new and superseding form of this AGREEMENT by DEALER; or (ii) thirty (30) days after a new AGREEMENT is offered and sent to DEALER for execution.

     I. INDEPENDENT ENTITY. DEALER is not PETERBILT's agent in any respect and has not been granted any express or implied authority to incur obligations or make representations binding upon PETERBILT.


By their signatures hereto, PETERBILT and DEALER agree to abide by the terms and conditions of this AGREEMENT in good faith and for their mutual benefit.




                             .             PETERBILT MOTORS COMPANY
-----------------------------


By:                                        By:
     ------------------------                   ------------------------------
          W.M. Rush II                            Nicholas P. Panza
Title:   Chairman & CEO                    Title: General Manager
Date                                       Date:  October 5, 1997
    -------------

                                   ADDENDUM A
                                    PRODUCTS


                     --------------------------------------
                                -----------------


Effective ___________, DEALER has a non-exclusive right to buy the following
Vehicles:


  Heavy Duty Models 320, 362, 357, 377, 378, 379, 385 and Medium Duty Model 330

trucks/tractors bearing the name "Peterbilt" and Genuine Parts and Accessories consisting of new parts, components and accessories manufactured by or for PETERBILT and/or the PACCAR Parts division of PACCAR Inc, designed primarily for use on such Vehicles (the Vehicles and their Genuine Parts and Accessories are referred to in the Dealer Sales and Service Agreement collectively as "PRODUCTS").

This Addendum shall remain in full effect until superseded by a new Addendum A furnished DEALER by PETERBILT. This Addendum A cancels and supersedes any previous Addendum A.





                                             PETERBILT MOTORS COMPANY


                                             By:
                                                  ------------------------------
                                                     Nicholas P. Panza
                                             Title:  General Manager
                                             Date:   October 5, 1997

                                   ADDENDUM B
                   DEALERSHIP LOCATION AND FACILITY STANDARDS

                            ----------------------.

PETERBILT has entered into this Agreement in reliance upon DEALER's representation that it will establish and maintain DEALER facilities and operations only at the following location(s) identified in this Addendum:


Main:  _______________                     Exclusive Heavy Duty     Yes
____________________                       Exclusive Medium Duty:   Yes
                                           Facility Type:           Full Service


Moreover, it is the mutual desire of DEALER and PETERBILT that DEALER's facilities reflect a premium image and distinctive appearance consistent with all other duly authorized PETERBILT dealers. DEALER agrees that the facilities will at all times be in compliance with standards set forth in this Addendum, as amended from time to time.

DEALER further agrees to the following:

1. Operating Hours. DEALER will maintain its DEALER operations open for business during 5.5 days per week and 16 hours per day which are customary and lawful for truck dealers where DEALER is located.

2. Signs. Subject to applicable law, DEALER will erect and maintain at the DEALER location(s), at DEALER's expense, standard product and service signs owned by PETERBILT, as well as such other signs authorized by PETERBILT as are necessary to identify the DEALER Operations effectively and as recommended by PETERBILT. DEALER shall in no way alter or modify the signs without obtaining prior written approval from PETERBILT.

3. Computer Systems. DEALER will acquire, install, maintain and upgrade at DEALER's sole expense, standardized electronic data processing systems, business systems, communication systems and appropriate software compatible with PETERBILT's systems. The computer terminals for the system will be installed and maintained by DEALER at location(s) identified herein. Furthermore, DEALER will use the systems in accordance with PETERBILT's instructions.

4. Evaluation of DEALER Facilities. PETERBILT will periodically evaluate DEALER's facilities in accordance with the terms of this Addendum. PETERBILT will provide DEALER with a written evaluation.

DEALER will maintain a facility which will reflect favorably upon and preserve the goodwill of DEALER, PETERBILT and all other PETERBILT dealers and which will meet PETERBILT's current minimum facilities standards as to size, cleanliness, appearance, features, Peterbilt signage and corporate identity. DEALER shall use the Peterbilt name in its legal name and/or a dba in a manner or form subject to PETERBILT's prior approval. At such time as sales show the requirement for additional facilities within the geographic area used by PETERBILT to establish DEALER's sales quotas for Vehicles and Genuine Parts and Accessories, DEALER may be expected to establish outlets in additional locations with the prior written approval of PETERBILT.

It is agreed that each facility shall meet the following minimum standards:

     (1)  At least 20 service bays adequate for servicing heavy-duty trucks.

     (2) 10,040 square feet for parts storage with adequate racking of which 800 square feet will be used for visual display.

     (3) Adequate tools for heavy equipment maintenance including the following: N/A.

For facilities designated as "exclusive" in this Addendum, DEALER agrees that the facility will be dedicated to selling and servicing PETERBILT PRODUCTS and DEALER acknowledges that PETERBILT has entered into this AGREEMENT in reliance on DEALER's representation to provide and maintain an exclusive facility which will not be used by DEALER to represent competitive truck manufacturers.

For nonexclusive facilities approved by PETERBILT, DEALER recognizes that if it engages in other business activities in the facilities and/or on the DEALER location(s), the facilities necessary for the sale and servicing of PRODUCTS may be adversely affected. For these reasons, DEALER agrees that it will not substantially modify, relocate, change the usage of, reduce or expand the DEALER location(s) or the facilities without PETERBILT's prior approval.

All changes in the DEALER location(s) and facilities that may be agreed upon by DEALER and PETERBILT pursuant to this Addendum shall be reflected in a new Addendum B which supersedes and cancels the existing Addendum B.


                                   -           PETERBILT MOTORS COMPANY
-----------------------------------


By:                                            By:
     ------------------------------               ------------------------------
           W.M. Rush II                               Nicholas P. Panza
Title: Chairman & CEO                          Title: General Manager
Date: October 5, 1997                          Date:  October 5, 1997

                                   ADDENDUM C
     OPERATING REQUIREMENTS, PERFORMANCE GOALS AND SALES/SERVICE EVALUATION



OPERATING REQUIREMENTS. DEALER agrees to meet the following minimum operating requirements to order, sell, and service PETERBILT Vehicles. DEALER will:

1. Employ at all times a minimum of 10 qualified salespeople who have completed the training required to sell Vehicles and also employ a minimum of 10 qualified and trained salespeople to sell other PRODUCTS.

2. Maintain a minimum inventory of at least 8 new and unused PETERBILT Heavy Duty Vehicles and 2 new and unused PETERBILT Medium Duty Vehicles in stock or on order for stock.

3. Employ at all times a minimum of 20 qualified service personnel who have sufficient training to perform routine diesel truck maintenance and overhaul procedures.

4. Purchase and maintain the recommended inventory of special tools necessary for servicing the PETERBILT Vehicles.

5. Purchase and maintain a minimum parts inventory of PETERBILT Genuine Parts and Accessories. The anticipated investment for these parts is approximately $1,300,000. Inventory records will be maintained and available to support this requirement.

Where this Dealer Sales and Service Agreement covers multiple locations, minimum operating requirements for each location may be set forth in an attachment to this Addendum.

PERFORMANCE GOALS, SALES AND SERVICE EVALUATIONS. PETERBILT will evaluate DEALER's sales and service performance periodically and agrees to review such evaluations with DEALER so that DEALER may take prompt action if necessary to improve its sales and service performance. PETERBILT will provide DEALER with a copy of such evaluation. PETERBILT will evaluate DEALER's performance based on criteria set forth in Article II.A.2. of the Dealer Sales and Service Agreement and this Addendum C, including but not limited to:

1. Achievement of fair and reasonable PERFORMANCE GOALS as PETERBILT may establish at its discretion;
2. The trend of DEALER's sales and service performance over a reasonable period of time;
3. The manner in which DEALER has conducted its sales and service operations, including advertising, sales promotions and customer relations.

IT IS AGREED THAT DEALER'S PERFORMANCE GOALS FOR 2000 ARE:

                HEAVY DUTY VEHICLES                  2212
                MEDIUM DUTY VEHICLES                 360
                PARTS                                TBD

These performance goals are established in reliance on the DEALER's commitment to promote maximum sales in the non-exclusive area consisting of the following counties in the State of _____.

For Medium Duty products these performance goals are established in reliance on the DEALER'S commitment to promote maximum sales in the non-exclusive area consisting of ______county _____.

Upon providing DEALER one hundred and eighty (180) days prior written notice, PETERBILT may in its sole discretion alter the area described above at any time by written notice to DEALER and/or appoint additional dealers in the area without altering the area.

DEALER may sell outside this area and other PETERBILT dealers may sell into the area from approved locations. If PETERBILT uses this area in part or in whole to establish performance goals for another PETERBILT dealer, the performance goals established for DEALER in this AGREEMENT shall be adjusted accordingly.

In addition, DEALER agrees to take the following actions in the time period stated below in order to improve dealership operations:


          ACTION                                                 COMPLETION DATE
General: DEALER agrees the following counties will be deleted from DEALER's area of primary marketing responsibility at the sole discretion of PETERBILT to establish a Central Texas primary marketing area: Anderson, Brazos, Freestone, Houston, Leon, Madison, and Robertson.







                                          PETERBILT MOTORS COMPANY
---------------------------

By:                                       By:
     ----------------------                      ------------------------------
       W.M. Rush II                              Nicholas P. Panza
Title: Chairman & CEO                     Title: General Manager
Date:  January 4, 2000                    Date:  January 4, 2000

                                   ADDENDUM D
          STATEMENT OF OWNERSHIP AND FINANCIAL AND MANAGEMENT STANDARDS


STATEMENT OF OWNERSHIP AND MANAGEMENT. This Addendum is executed effective as of _____________ pursuant to Articles I and IV of the Agreement. PETERBILT enters into the Agreement in reliance upon personnel qualifications, representations and present financial condition of the persons identified below and upon DEALER's assurances that the following persons and only the following persons will be the owners of DEALER.

Name                                                     Title     Percent Ownership
----                                                     -----     -----------------
Rush Enterprises, Inc. *a Public Owned Corporation                  100%

DEALER recognizes that the effective performance of its obligations require that experienced DEALER management be actively involved in DEALER operations at all times. PETERBILT enters into this DEALER Sales and Service Agreement in reliance upon the qualifications of to participate actively in the daily operation and management of DEALER and upon DEALER's assurance that such person(s), and no other person(s), will at all times function as DEALER PRINCIPAL(S) and/or OPERATING MANAGER(S) and be considered as the individual(s) with complete authority to make all decisions on behalf of DEALER with respect to DEALER's operations.

NET WORKING CAPITAL. DEALER agrees to establish and maintain actual net working capital in an amount not less than the minimum net working capital requirements as determined by PETERBILT financial standards for dealership capitalization. DEALER further agrees to invest or obtain additional funds within a reasonable period of time to meet such minimum net working capital requirements.

WHOLESALE CREDIT. DEALER recognizes that in order to operate successfully, it must maintain flooring lines of credit adequate to meet its ongoing obligations. Accordingly, DEALER agrees to obtain, maintain and increase as PETERBILT may require, adequate flooring and lines of credit from reputable financial institution(s) or other credit source expressly approved by PETERBILT.

DEFAULT IN PAYMENT. Should DEALER when payment is due fail to pay for, or fail to obtain financing to pay for, any PRODUCTS ordered by DEALER, PETERBILT may, with respect to any such PRODUCTS, take any of the following actions:
     (a)  Store them at the sole risk and expense of DEALER;
     (b) Cause them to be shipped elsewhere (including returning the same to PETERBILT) at DEALER's expense, including expenses for storing, handling, and shipping; or
     (c) Sell them directly to any other PETERBILT dealer or other party, all expenses or losses occasioned thereby to be borne by DEALER.

FINANCIAL MANAGEMENT PERSONNEL ASSISTANCE. PETERBILT agrees to make available field personnel who will periodically advise DEALER on subjects relating to financial management of DEALER.

OTHER FINANCIAL STANDARDS. DEALER agrees to comply with all other PETERBILT financial standards, including changes or additions thereto, published by PETERBILT from time to time. PETERBILT agrees that DEALER will have a reasonable period of time to comply with changes or additions to PETERBILT financial standards.


                                           PETERBILT MOTORS COMPANY
----------------------------------


By:                                       By:
     -----------------------------              ------------------------------
        W.M. Rush II                              Nicholas P. Panza
Title:  Chairman & CEO                    Title:  General Manager
Date:   October 5, 1997                   Date:   October 5, 1997

                                   ADDENDUM E
                             RIGHT OF FIRST REFUSAL


This Addendum to the Dealer Sales and Service Agreement between PETERBILT and DEALER is entered into as of the date set forth below.

WHEREAS, DEALER desires to have PETERBILT provide assistance in identifying potential buyers in the event DEALER decides to sell its business, or any branch thereof (and DEALER has not otherwise entered into an agreement with PETERBILT governing succession); and

WHEREAS, PETERBILT desires to have an option to purchase and a right of first refusal in the event DEALER decides to sell its business, or any branch thereof;

NOW, therefor, in consideration of the promises and mutual covenants of the parties hereinafter set forth, it is agreed as follows:

1. DEALER shall give PETERBILT notice in writing before undertaking any efforts to sell the dealership. The notice will contain a description of the assets to be sold, the proposed selling price, and other terms relevant to the sale. Upon request, PETERBILT agrees to provide assistance to DEALER in locating buyer candidates acceptable to both PETERBILT and DEALER, although DEALER shall independently negotiate any buy/sell agreement. PETERBILT also agrees to make best efforts to conditionally approve potential buyers to facilitate DEALER'S negotiations. Upon conditionally approving a specific buyer, PETERBILT will waive its right of first refusal as to that buyer.

2. In the event PETERBILT refuses to approve DEALER's proposed transfer or sale of any ownership interest in the dealership, PETERBILT shall have under Paragraph 4 herein, the right of first refusal in the event the DEALER has entered into a written buy/sell agreement or, under Paragraph 5 herein, an option to purchase the dealership assets, including any leasehold interest or realty, if the DEALER has not yet entered into such an agreement.

3. If PETERBILT intends to exercise its right of first refusal and/or option to purchase the dealership, it must so advise DEALER in writing of its decision within thirty (30) days of receiving the DEALER'S written request for approval of sale or transfer to a bona fide buyer identified in DEALER's request. DEALER agrees that PETERBILT shall have the right to assign its right to exercise its option to purchase or right of first refusal to any third party it may select and PETERBILT hereby guarantees the full payment of the purchase price by such assignee.

4. If PETERBILT has refused to approve the transfer or sale of DEALER'S ownership or assets and DEALER has entered into a bona fide arms length written agreement governing such transfer or sale, PETERBILT'S right under this paragraph shall be a right of first refusal, permitting PETERBILT to assume the buyer's rights and obligations under such written agreement. The purchase price and other terms of sale shall be those set forth in such agreement and any related documents. PETERBILT may request and DEALER agrees to provide any and all supporting documents relating to the transfer or sale which PETERBILT may require to assess the bona fides of the agreement. Refusal to provide such documentation or to state that no such documents exist shall create the presumption that the buy/sell agreement is not a bona fide agreement.

5. If PETERBILT has refused to approve the transfer or sale of DEALER'S ownership or assets and DEALER has not entered into a bona fide arms length written agreement governing such transfer or sale, then PETERBILT shall have the option to purchase the principal tangible and intangible assets of DEALER used in the dealership operations, including real estate and/or leasehold interest, and to terminate the Dealer Sales and Service Agreement. The purchase price for the dealership shall be the fair market value of the business as negotiated by the parties.





IN WITNESS WHEREOF, the parties have executed this Addendum as of the date set forth below.





                                          PETERBILT MOTORS COMPANY
----------------------------------


By:                                       By:
     -----------------------------           -----------------------------------
       W.M. Rush II                              Nicholas P. Panza
Title: Chairman & CEO                     Title: General Manager
Date:  October 5, 1997                    Date:  October 5, 1997


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